EXHIBIT 10.2

TEAM HEALTH, INC.

EQUITY DEFERRED COMPENSATION PLAN

(Effective January 25, 1999)

CERTIFICATE

I,                                     , the                              of Team Health, Inc., do hereby certify that the attached is a true and correct copy of the Team Health, Inc. Equity Deferred Compensation Plan as in effect on January 25, 1999.

By:

Title:

Dated this          day of February, 1999.

TEAM HEALTH, INC.

EQUITY DEFERRED COMPENSATION PLAN

(Effective January 25, 1999)

Table of Contents

ARTICLE I - Introduction		1

1.1	Name	1

1.2	Purpose	1

1.3	Administration of the Plan	1

ARTICLE II - Definitions		1

ARTICLE III - Plan Participation		3

3.1	Eligibility	3

3.2	Participation	3

ARTICLE IV - Deferral Contributions		3

4.1	Deferral Contributions	3

4.2	Deferral Contributions Account	3

ARTICLE V - Earnings on Account Balances		3

5.1	Investments	3

5.2	Crediting of Deferrals	4

ARTICLE VI - Establishment of Trust		4

6.1	Establishment of Trust	4

6.2	Status of Trust	4

ARTICLE VII - Distribution of Account Balances		4

7.1	Vesting	4

7.2	Timing of Distributions	5

7.3	Form of Distribution of Accounts	6

7.4	Involuntary Distributions	6

7.5	Designation of Beneficiaries	7

ARTICLE VIII - Amendment and Termination		7

8.1	Amendment	7

8.2	Plan Termination	7

ARTICLE IX - General Provisions		7

9.1	Non-Alienation of Benefits	7

9.2	Withholding for Taxes	8

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9.3	Immunity of Committee Members	8

9.4	Plan Not to Affect Employment Relationship	8

9.5	Assumption of Company Liability	8

9.6	Subordination of Rights	8

9.7	Notices	8

9.8	Gender and Number; Headings	9

9.9	Controlling Law	9

9.10	Successors	9

9.11	Severability	9

9.12	Action by Company	9

9.13	Review of Benefit Determinations	9

ii

TEAM HEALTH, INC.

EQUITY DEFERRED COMPENSATION PLAN

ARTICLE I

Introduction

1.1 Name. The name of this plan shall be the “Team Health, Inc. Equity Deferred Compensation Plan.” Unless otherwise expressly provided herein, the capitalized terms used in this Plan shall have the meanings set forth in Article II.

1.2 Purpose. This Plan shall constitute an unfunded nonqualified deferred compensation arrangement established for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of ERISA) of the Company.

1.3 Administration of the Plan. The Plan shall be administered by the Committee. The duties and authority of the Committee under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary; and no additional authorization or ratification by the Board of Directors or stockholders of the Company shall be required. Any action taken by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. A member of the Committee may be a Participant, but no member of the Committee may participate in any decision directly affecting his rights or the computation of his benefits as an individual Participant under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

ARTICLE II

Definitions

2.1 “Account” means a bookkeeping account maintained by the Company for a Participant under the Plan.

2.2 “Account Balance” means the value, as of a specified date, of any of the Accounts of a Participant.

2.3 “Affiliate” of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the persons who have been designated by the Board of Directors of the Company to administer the Plan. If no persons have been designated by the Board of Directors of the Company to administer the Plan, the full Board of Directors of the Company shall constitute the Committee for purposes of this Plan.

2.6 “Company” means Team Health, Inc., a Tennessee corporation, or its successors or assigns under the Plan.

2.7 “Deferral Contributions” means the contributions made on behalf of a Participant pursuant to Section 4.1 of this Plan.

2.8 “Deferral Contributions Account” means the account maintained on behalf of each Participant which will represent the amount of the Deferral Contributions made on behalf of such Participant pursuant to Section 4.1 of the Plan.

2.9 “Effective Date” means January 25, 1999.

2.10 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.11 “Participant” means any eligible employee of the Company who is participating under the Plan pursuant to Article III.

2.12 “Permitted Investment” means initially shares of Class A Preferred Stock, par value $.01 per share, of the Company, and thereafter such funds, investments or other assets of equal fair market value as may be approved by the Committee from time to time for purposes of this Plan.

2.13 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.14 “Plan” means this "Team Health, Inc. Equity Deferred Compensation Plan,” as amended from time to time.

2.15 “Plan Year” means the calendar year; provided, however, that the initial Plan Year shall be the period from January 25, 1999 through December 31, 1999.

2.16 “Sale of the Company” means the sale of the Company to an independent third party or group of independent third parties (as the term “group” is used under the Securities Exchange Act of 1934, as amended) pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s Board of Directors (whether by merger, consolidation, sale or transfer of the Company's capital stock) or (ii) more than 50% of the Company’s assets determined on a consolidated basis.

ARTICLE III

Plan Participation

3.1 Eligibility. The Committee shall designate, in writing, each person that is eligible to receive a benefit under this Plan (a “Participant”). The initial Participants shall be the executives of the Company listed on Exhibit A attached hereto. Only those employees who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as eligible to participate under this Plan.

3.2 Participation. Each employee of the Company who has been designated by the Committee as eligible to participate in this Plan for a Plan Year shall become a Participant hereunder by timely executing a deferral election form with the Committee in accordance with the requirements of Article IV.

ARTICLE IV

Deferral Contributions

4.1 Deferral Contributions. Each employee of the Company who is eligible to participate in this Plan may elect to reduce his compensation by an amount less than or equal to the amount of any bonus to be paid to such Participant as a result of a Sale of the Company. Each Participant desiring to defer compensation hereunder shall file an election with the Committee in such form and at such time as the Committee may determine. The completion of such an election shall evidence the Participant’s authorization of the Company to reduce his Compensation and shall thereafter be irrevocable.

4.2 Deferral Contributions Account. The Committee shall establish and maintain an account (the “Deferral Contributions Account”) with respect to each Participant who has elected to make Deferral Contributions under this Article IV. The Participant’s Deferral Contributions Account shall be a bookkeeping account maintained by the Company and shall reflect the amount of compensation the Participant has elected to defer under the Plan. The amount of any deemed investment earnings and losses on the amounts reflected in a Participant’s Deferral Contributions Account shall be credited or charged to his Deferral Contributions Account in accordance with Article V.

ARTICLE V

Earnings on Account Balances

5.1 Investments.

(a) Permitted Investments. The Committee may designate from time to time, that all or a portion of a Participant's Accounts be deemed to be invested in one or more Permitted Investments. Such amounts shall be deemed to be invested as of such dates as may be specified by the Committee.

(b) Receipts. Each Account shall be deemed to receive all interest, dividends, earnings and other property which would have been received with respect to a Permitted Investment deemed to be held in such Account if such Account was actually invested in such Permitted Investment. Cash deemed received with respect to a Permitted Investment shall be credited to the Account as of the date it would have been available for reinvestment if the Account was actually invested in the Permitted Investment.

(c) Actual Investment Not Required. The Company need not actually make any Permitted Investment. If the Company should from time to time make any investment similar to a Permitted Investment, such investment shall be solely for the Company's own account and the Participant shall have no right, title or interest therein. Accordingly, each Participant is solely an unsecured creditor of the Company with respect to any amount distributable to him under the Plan.

5.2 Crediting of Deferrals. The Company shall credit all Deferral Contributions to a Participant’s Deferral Contributions Account within a reasonable period following the date on which such deferred amounts would have been paid to the Participant if the Participant had not made a deferral election under Article IV.

ARTICLE VI

Establishment of Trust

6.1 Establishment of Trust. The Company may, in its sole discretion, establish a grantor trust (as described in Section 671 of the Code) for the purpose of accumulating assets to provide for the obligations hereunder. The assets and income of such trust shall be subject to the claims of the general creditors of the Company. The establishment of such a trust shall not affect the Company’s liability to pay benefits hereunder except that any such liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established, the amount to be contributed thereto shall be determined by the Company and the investment of such assets shall be made in accordance with the trust document.

6.2 Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Company and will have the status of general unsecured creditors of the Company for any amounts due under this Plan. The assets and income of the trust will be subject to the claims of the Company’s creditors as provided in the trust document.

ARTICLE VII

Distribution of Account Balances

7.1 Vesting. A Participant’s Account Balance shall be 100% vested and nonforfeitable and shall be distributable to the Participant or, in the event of the Participant’s death, to his beneficiary, as provided in Section 7.2 below, subject however, to the provisions of this Plan (including those provisions limiting a Participant’s rights to those of an unsecured creditor of the Company).

7.2 Timing of Distributions.

(a) General Rule. Each Participant’s Account Balance shall be distributable as soon as administratively practicable following the earliest of:

(i) December 31, 2009;

(ii) At the time provided in Section 7.4;

(iii) Such Participant's termination of employment because of death or disability; provided that, in the event that the Company has established a grantor trust under Section 6.1, the assets of which consist entirely or in part of securities issued by the Company (or an Affiliate of the Company), payment under this subsection (iii) will not be made unless and until such time as the Company (or such Affiliate) redeems a sufficient amount of such securities from the grantor trust so that the redemption proceeds are equal to the Participant’s Account Balance, as long as the purpose of such redemption is to provide cash proceeds to make such distribution to such Participant. If the Company (or such Affiliate) redeems some securities from the grantor trust pursuant to this subsection (iii), but not a sufficient number to enable the trustee to distribute to the Participant his entire Account Balance, and the purpose of such redemption is to provide cash proceeds to make such distribution to such Participant, then the Company will direct the trustee to make a payment equal to such redemption proceeds, and payment of the balance of the Participant’s Account Balance will be deferred until otherwise provided hereunder or until the Company (or such Affiliate) redeems an additional amount of such securities from the grantor trust for the purpose of providing cash proceeds to make such distribution to such Participant. For purposes of this subsection (iii), a Participant’s termination of employment will be due to disability if, in the determination of the Committee, the Participant was unable to perform the principal duties of his or her position because of a physical or mental disease, condition or impairment; or

(iv) In the event that the Company has established a grantor trust under Section 6.1, the assets of which consist entirely or in part of securities issued by the Company (or an Affiliate of the Company), and if any of such securities are redeemed by the Company (or such Affiliate) and the purpose of such redemption is not to provide cash proceeds to make a distribution to any particular Participant (whether pursuant to subsection (iii) or otherwise), a pro rata portion of such redemption proceeds, up to the amount of his Account Balance, will be paid to each Participant, with his share being the proportion that his Account Balance hereunder bears to the aggregate Account Balances of all Participants.

(b) Election to Defer. Notwithstanding subsection (a) above, at any time before the first to occur of the events listed in subsection (i) to (iv) of subsection (a), the Participant may elect to defer the time when his Account Balance would be payable to him to a subsequent date

(not later than the first business day of the calendar year following the calendar year of his retirement or other termination of employment with the Company). If such election becomes effective as provided in the next sentence, then the Participant’s Account Balance will be payable at time specified in such election. The Participant’s election under this subsection (b) will become effective only if the Participant remains an Employee of the Company for at least one year after making such election.

Notwithstanding subsections (a) and (b), as provided in Section 7.4, the Committee in its discretion (which the Committee will not be obligated to exercise in any instance or instances) may accelerate the distribution of the Account Balance of any Participant who has terminated employment to such date as the Committee determines; and such distribution will be made on or as soon as administratively practicable following such date.

7.3 Form of Distribution of Accounts.

(a) Available Forms. Each Participant’s Account Balance will be distributed to him in cash (and not in kind) in one of the following forms, as elected by the Participant:

(i) A lump sum payment; or

(ii) A series of annual installment payments of two or more but not more than ten installments. If a Participant elects installment payments, each installment will be a fraction of the Participant’s Account Balance as of immediately prior to such installment payment, the numerator of which is one, and the denominator of which is the total number of remaining installment payments (including the installment payment then being made).

The lump sum payment or the first installment payment will be made on the date provided in Section 7.2.

(b) Elections. A Participant’s initial election of a form of payment will be made at the time of his initial election to defer compensation hereunder. Thereafter, a Participant may make one subsequent change of election by filing with the Committee a written change in the form of payment of his Account Balance. A Participant's change of election under this subsection (b) will become effective only if the Participant remains an employee of the Company for at least one year after making such change.

7.4 Involuntary Distributions. Notwithstanding the foregoing provisions of this Article VII, the Committee may on its own initiative authorize and direct the Company to distribute to any Participant (or to a designated beneficiary in the event of the Participant’s death) all or any portion of the Participant’s Account Balance. Such payment would be specifically authorized and directed in the event that there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amounts otherwise would be paid to the Participant.

7.5 Designation of Beneficiaries. Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant’s Account Balance under the Plan is to be paid if the Participant dies before such Account Balance is fully distributed. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by or otherwise acceptable to the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant’s death or before complete payment of the Participant’s Account Balance, the Committee, in its discretion, may pay the Participant's Account Balance to either (i) one or more of the Participant’s relatives by blood, adoption or marriage and in such proportions as the Committee determines, or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

ARTICLE VIII

Amendment and Termination

8.1 Amendment. The Company, in its discretion, shall have the right to amend the Plan from time to time, except that no such amendment shall, without the consent of the Participant to whom deferred compensation has been credited to any Account under this Plan, adversely affect the right of the Participant (or his beneficiary) to receive payments of such deferred compensation under the terms of this Plan.

8.2 Plan Termination. The Company may, in its discretion, terminate the Plan at any time, however, no termination of this Plan shall alter the right of a Participant (or his beneficiary) to payments of deferred compensation previously credited to such Participant's Accounts under the Plan. Notwithstanding the preceding sentence or Section 8.1, in connection with the Plan’s termination (or in any amendment adopted in connection with such termination), as provided in Section 7.4, the Company may provide that each Participant’s Account Balance under the Plan will be distributed as soon as may be practicable to the Participant (or, if applicable, beneficiary).

ARTICLE IX

General Provisions

9.1 Non-Alienation of Benefits. A Participant’s rights to the amounts credited to his Accounts under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

9.2 Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, the Company shall withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any State income tax act for purposes of paying any income, estate, inheritance or other tax attributable to any amounts distributable or creditable under the Plan.

9.3 Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of the Company or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to the Company or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member of the Committee pursuant to the Plan which was based upon any such information, report or opinion if such member of the Committee relied thereon in good faith, or for any other action or omission of the Committee member made in good faith in connection with the operation of this Plan.

9.4 Plan Not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant, designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

9.5 Assumption of Company Liability. The obligations of the Company under the Plan may be assumed by any affiliate of the Company, in which case such affiliate shall be obligated to satisfy all of the Company’s obligations under the Plan and the Company shall be released from any continuing obligation under the Plan. At the Company’s request, a Participant or designated beneficiary shall sign such documents as the Company may require in order to effectuate the purposes of this Section.

9.6 Subordination of Rights. At the Committee’s request, each Participant or designated beneficiary shall sign such documents as the Committee may require in order to subordinate such Participant’s or designated beneficiary's rights under the Plan to the rights of such other creditors of the Company as may be specified by the Committee.

9.7 Notices. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of registration or certification by the Post Office, correctly addressed to the last known address (as appearing in the records of the Committee or the Company) of the person to whom such notice is to be given.

9.8 Gender and Number; Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

9.9 Controlling Law. The Plan shall be construed in accordance with the laws of the State of Delaware, to the extent not preempted by any applicable federal law.

9.10 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor and on any Employer and its successor, whether by way of merger, consolidation, purchase or otherwise.

9.11 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

9.12 Action by Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

9.13 Review of Benefit Determinations. If a claim for benefits made by a Participant or his or her beneficiary is denied, the Committee shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan’s claim review procedures. If requested in writing, the Committee shall afford each claimant whose claim has been denied a full and fair review of the Committee’s decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Committee shall notify the claimant in writing of the Committee’s final decision.

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EXHIBIT A

Initial Participants

Randall Aguiar

Jeffrey Bettinger, M.D.

John Craig

Randal Dabbs, M.D.

James George, M.D.

Richard Gillespie, M.D.

Michael Hatcher

James Hillman, M.D.

Mark Jergens

David Jones

Gerard LaSalle, M.D.

William R. Machuga

H. Lynn Massingale, M.D.

Mary Pastick

Neil Principe

James Rybak, M.D.

Monty Scott

Stephen Sherlin

John Staley

Michael Weiner